UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2017

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL

LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of Principal Executive Offices)

(905) 845-6511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2017, two indirect subsidiaries of Restaurant Brands International Inc. (the “Company”), 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent Borrower (the “Subsidiary Borrower” and together with the Parent Borrower, the “Borrowers”), entered into an incremental facility amendment (the “Incremental Amendment”) to the Credit Agreement dated as of October 27, 2014, as amended by Amendment No. 1 dated as of May 22, 2015 and Amendment No. 2 dated as of February 17, 2017 (the “Credit Agreement”), by and among the Borrowers, 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Incremental Amendment provides for an incremental term loan in the aggregate principal amount of $1.3 billion (the “Incremental Term Loan”) under the Company’s senior secured term loan facility pursuant to the Credit Agreement (the “Term Loan Facility”).

The Incremental Amendment was entered into in connection with the Company’s acquisition (the “Acquisition”) of Popeyes Louisiana Kitchen, Inc., a Minnesota corporation (“Popeyes”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 21, 2017, among the Company, Popeyes, Restaurant Brands Holdings Corporation, a corporation existing under the laws of Canada, and Orange, Inc., a Minnesota corporation and an indirect subsidiary of the Company. In connection with the consummation of the Acquisition, the full amount of the Incremental Term Loan was drawn and the proceeds were used, together with cash on hand of approximately $600.0 million, to fund (i) the payment of the consideration in the Acquisition, (ii) the refinancing of all outstanding debt of Popeyes under its Amended and Restated Credit Agreement, dated as of January 22, 2016 and (iii) transaction fees and expenses incurred in connection with the foregoing.

The Incremental Term Loan matures on February 17, 2024 and bears interest at the Company’s option, either at (a) a base rate plus an applicable margin equal to 1.25%, or (b) a Eurocurrency rate plus an applicable margin equal to 2.25%, the same as the Term Loan Facility. In connection with the Incremental Term Loan, Popeyes was included as loan guarantor and its assets as collateral, under the senior secured credit facilities governed by the Credit Agreement. There were no other material changes to the terms of the Credit Agreement. For a description of the Credit Agreement, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2017.

The lenders under the Credit Agreement, as amended by the Incremental Amendment, and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC

By:	/s/ Joshua Kobza
Name:	Joshua Kobza
Title:	Chief Financial Officer

Date: March 31, 2017